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                                                                    EXHIBIT 10.1


                          EMPLOYMENT AGREEMENT BETWEEN
                      APPLIED ANALYTICAL INDUSTRIES, INC.
                           AND FREDERICK D. SANCILIO



         THIS AGREEMENT made as of the 17th day of November, 1995, by and between Applied Analytical Industries, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Frederick D. Sancilio, Ph.D. (hereinafter referred to as "Employee").

                                  WITNESSETH:

         WHEREAS:

         A. Employee is currently employed by the Company as its Chairman and President, is serving as its chief executive officer and is the founder and controlling stockholder of the Company; and

         B. The Company is raising capital through a private placement of securities and, in connection with and to facilitate that transaction, wishes to assure itself and the purchaser(s) of such securities that the Company will continue to have the benefit of the Employee's extraordinary, unique and special abilities, experience and services, and Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth; and

         C. Employee acknowledges that but for his agreement to remain in the Company's employ and to restrict his activities after termination of such employment, as set forth herein, the purchasers of such securities would be unwilling to purchase such securities on the present terms and conditions; and

         D. Employee acknowledges that in connection with the private placement of securities to the purchaser(s), Employee, as a shareholder of the Company, is receiving a significant dividend from the Company's accumulated adjustment account;

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

         1.      Employment Agreement

         The Company hereby agrees to continue to employ Employee, and Employee hereby agrees to remain in the employ of the Company, on the terms and subject to the conditions set forth in this Agreement.

         2.      Term of Employment

         (a) The term of Employee's employment under this Agreement (the "Term of Employment") shall commence as of the date hereof (the "Effective Date") and shall expire at the close of business on the third anniversary of that date unless sooner terminated in accordance with the terms and conditions of this Agreement or extended as hereinafter provided in this section 2.





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         (b)     On each anniversary of the Effective Date, the Term of
Employment then remaining shall be extended, automatically and without action by the Company or Employee, for an additional period of one year, unless prior to the anniversary in question either party gives the other party written notice, in the manner set forth in section 15 below, that the party giving the notice does not wish to extend the Term of Employment then remaining. In the event of any such extension, the "Term of Employment" shall include the period of such extension. It is agreed and understood that Employee will not vote in any vote of the Board of Directors of the Company concerning this Agreement.

         3.      Position, Duties and Responsibilities

         (a) During the Term of Employment, Employee shall serve as, and with the titles, offices and authority of, Chairman of the Board and President of the Company, shall report only to the Board of Directors of the Company (the "Board"), shall be the chief executive officer of the Company and, as such, shall have effective supervision and control over, and responsibility for, the strategic direction and general and active day-to-day leadership and management of the business and affairs of the Company, subject to the authority of the Board, and shall have all of the powers, authority, duties and responsibilities usually incident to the positions and offices of Chairman of the Board and President of the Company, and to the role of chief executive officer of the Company, including but not limited to the authority to employ and discharge all employees of the Company subject to approval of the Board with respect to elected officers of the Company.

         (b) During the Term of Employment, the Company shall use its best efforts to cause Employee to be elected and re-elected (i) as a member of the Board, (ii) as a member of the board of directors of any affiliate of the Company on which board of directors Employee is serving on the date of this Agreement, and (iii) as a member of the board of directors of any entity which becomes a majority-owned subsidiary of the Company after the date of this Agreement on which board of directors the Chairman of the Board, President and chief executive officer of the Company would customarily serve. Employee agrees to serve on the foregoing boards of directors during the Term of Employment, without compensation in excess of that provided under this Agreement.

         (c) During the Term of Employment, Employee agrees to devote his best efforts and substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement, to be loyal to the Company and to refrain from rendering services for any enterprise other than the Company and its affiliates.

         4.      Office Location

         During the Term of Employment, Employee shall be based at the Company's principal executive offices, which shall be located at their present location or within 30 miles thereof. Employee agrees to travel on business to the extent reasonably necessary or appropriate for the performance of his duties hereunder.

         5.      Compensation and Related Matters

         In consideration of all services rendered by Employee in any capacity during the Term of Employment, the Company shall pay or provide Employee the amounts and benefits set forth in this section 5.





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         (a)     Salary.  The Company shall pay Employee a salary at an annual rate which shall be established from time to time by the Board, but which shall not be less than $250,000. Employee's salary shall be paid in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. Employee's salary rate shall be reviewed by the Board at least annually following the date of this Agreement to ascertain whether, in the sole, good faith judgment of the Board, such rate should be increased in light of Employee's performance, competitive pay levels or such other factors (if any) as the Board may deem relevant. Any increase in salary shall not limit or reduce any other obligation of the Company under this Agreement and, once established at an increased specified rate, Employee's salary shall not thereafter be reduced. Employee's annual salary under this Agreement, at the rate specified above and including any increases, is hereafter referred to as his "Salary".

         (b) Bonus. The Company shall provide Employee with the opportunity to earn an annual bonus for each fiscal year, commencing with fiscal year 1996, that commences within the Term of Employment, equal to at least 50% of his Salary for such year if the Company attains the target bonus performance objectives mutually agreed to by the Board and Employee for such fiscal year; provided that the annual bonus for any fiscal year that does not terminate within the Term of Employment shall be prorated. It is agreed and understood that Employee will not vote in any Board vote concerning his own bonus.

         (c) Other Incentive Plans. During the Term of Employment, Employee shall be eligible to participate in any other compensation or incentive plans of a long or short term nature in which other senior executives of the Company are then eligible to participate, subject to the terms and conditions of such plans. It is agreed and understood that eligibility to participate is not synonymous with participation. Employee shall participate in any such plan only if the Board, in its sole discretion, selects Employee for such participation. It is agreed and understood that Employee will not vote in any Board vote concerning his participation in any such plan.

         (d) Perquisites. During the Term of Employment, Employee shall be entitled to perquisites of office, including without limitation air travel privileges, office facilities and secretarial staff, and to fringe benefits, including, without limitation, payment or reimbursement of membership dues in one country club and one luncheon club, and of tax return preparation and advisory fees, at least equal to and on the same terms and conditions as those provided to Employee on the date of this Agreement (all such fringe benefits, however, not in the aggregate to exceed $10,000 per year), as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by him in the course of his duties, including, without limitation, membership fees and dues in various professional, trade and civic organizations, societies and associations which the Company has heretofore paid or reimbursed. Employee agrees to furnish an appropriate model automobile for his use for business purposes, for which the Company shall pay Employee a
monthly automobile allowance of $750.   The Company shall also pay or reimburse
the airfare of Employee's spouse if she accompanies him on any business trip that exceeds two weeks' duration, and shall indemnify and hold Employee harmless against any income tax liability he incurs as a result of such payment or reimbursement or this indemnity.

         (e) Employee Benefits. Employee, his dependents and beneficiaries, including without limitation any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Company's tax-qualified retirement plan(s), if any, shall be entitled to all payments, benefits and age, pay and service credit for benefits as a result of employment during the Term of Employment to which other senior officers of the Company, their dependents and beneficiaries are then





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entitled under the employee benefit plans and practices of the Company, including without limitation any qualified or non-qualified pension, profit sharing and savings plans, death benefit plans (including split dollar life insurance plans and group life insurance plans providing group term life insurance, accidental death and dismemberment insurance, and travel accident insurance), sickness and disability benefit plans, vacation pay plans, and medical, dental, health and welfare plans. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice. In any event, however, Employee shall be entitled to five weeks of vacation with pay each year. Any provision of this paragraph to the contrary notwithstanding, Employee shall participate in any employee benefit plan that is established after the date of this Agreement only if the Board of Directors, in its sole discretion, permits him to participate.

         6.      Termination of Employment

         (a) Death. The Term of Employment shall terminate upon the death of Employee.

         (b)     Disability.   The Term of Employment shall terminate in the
event of Disability of Employee. As used in this Agreement, the term "Disability" means an accident or physical or mental illness which prevents Employee from substantially performing his duties and responsibilities hereunder for six months (consecutive or otherwise) within any twelve consecutive month period. The Term of Employment shall terminate at the close of business on the last day of such six month period, but without prejudice to any payments due Employee in respect of disability under any pension or welfare plan. The amount of any Salary or other compensation payable to Employee during such six month period as a result of this paragraph may be reduced by any payments which Employee receives for the same period because of disability under any disability or pension plan of the Company or any affiliate of the Company.

         (c) Cause. The Company may terminate the Term of Employment for Cause. For purposes of this Agreement, Employee shall be considered to be terminated for "Cause" only if (i) Employee has --

                 (A) willfully failed to comply with any of the material terms of this Agreement;

                 (B) willfully and continually failed to perform his duties hereunder;

                 (C) willfully engaged in misconduct materially injurious to the Company; or

                 (D) been convicted of a felony or a crime of moral turpitude;

and (ii) a resolution is adopted by a vote of the majority of the members of the Board (excluding Employee) finding that Employee has engaged in conduct referred to in (A), (B), (C) or (D) above, specifying the particulars in reasonable detail, and (iii) Employee received thirty (30) days' advance written notice that the Board intended to meet to consider Employee's termination for Cause and Employee was given a reasonable opportunity to be heard by the Board on the issue prior to the Board's vote on the matter.

         (d) Constructive Discharge. Employee may terminate his employment under this Agreement on 10 days' advance written notice to the Company given within 90 days after the occurrence of a Constructive Discharge Event. For purposes of this Agreement, "Constructive Discharge Event" means





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any act or omission identified below in this paragraph 6(d) to which Employee does not consent in writing and which does not occur in connection with termination of Employee's employment for Cause or Disability as defined in this Agreement; provided that no such act or omission shall constitute a Constructive Discharge Event unless and until Employee gives the Board written notice describing the act or omission in reasonable detail within 60 days after the Employee first knows (or should have known) of the act or omission and the act or omission is not cured within 30 days after the Board receives such written notice:

         (i) Any (A) failure to re-designate Employee as, or (B) removal of Employee from, or failure to re-elect Employee to, any of the following positions:

                 (I) Chairman of the Board, President and chief executive officer of the Company, or

                 (II) a member of the Board of Directors of (aa) the Company, (bb) any affiliate of the Company on whose Board of Directors Employee now serves, and (cc) any future majority-owned subsidiary of the Company on whose Board of Directors the Chairman of the Board, President and chief executive officer of the Company would customarily serve;

         (ii)    (A)      Any conduct by the Board, or

                 (B) any assignment to Employee of any duties, functions, authority or responsibilities by the Board,

that in either case (A) or (B) --

                          (I)     calls for Employee to report to anyone other
than the Board, or

                          (II)    deprives Employee of effective supervision
and control over, and responsibility for, the strategic direction and general and active day-to-day leadership and management of the business and affairs of the Company, subject to the authority of the Board, or

                          (III)   is substantially inconsistent with or
deprives Employee of any of the material duties, functions, authority or responsibilities incident to his positions described above, including the authority to hire and discharge all employees of the Company subject to approval of the Board in the case of elected officers, or

                          (IV)    substantially interferes with Employee's
ability to substantially perform the duties, functions or responsibilities, or exercise the authority, of his positions described in section 3 above;

         (iii) any material failure by the Company to comply with the provisions of section 4 above (relating to office location) or section 5 above (relating to compensation and related matters).

A termination by Employee in accordance with the provisions of this paragraph 6(d) shall not be deemed a voluntary termination of employment by Employee for the purpose of this Agreement or any plan or practice of the Company or its affiliates.





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         (e)     Termination by Company Not for Cause.  Notwithstanding any
provision of this Agreement to the contrary, the Board shall have the right to terminate Employee's employment for any reason other than Cause at any time, subject to the consequences of such termination as set forth in this Agreement.

         (f) Notice of Termination. Any termination by the Company for Disability or Cause as defined in paragraph 6(b) and (c) or by Employee pursuant to paragraph 6(d) hereof (relating to Constructive Discharge Events) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. If any dispute concerning termination of Employee's employment under paragraphs 6(b), (c) or (d) above results in a final determination that a proper basis for such termination did not exist, Employee's employment hereunder shall be treated as having been terminated other than pursuant to paragraph 6(b), (c) or (d), as the case may be, by the party who gave Notice of Termination.

         7.      Compensation for Termination and Related Matters

         The parties recognize and agree that, if the Company terminates Employee's employment under this Agreement other than for Disability pursuant to paragraph 6(b) above or Cause pursuant to paragraph 6(c), or if Employee terminates his employment in accordance with paragraph 6(d) above following a Constructive Discharge Event, the actual damages to Employee would be difficult if not impossible to ascertain. Accordingly, the parties agree that, if the Company terminates Employee's employment under this Agreement other than for Disability pursuant to paragraph 6(b) above or Cause pursuant to paragraph 6(c), or if Employee terminates his employment in accordance with paragraph 6(d) above following a Constructive Discharge Event, (any such termination by the Company or Employee being hereafter referred to as a "Compensable Termination"), then Employee shall thereupon be relieved of any further obligation under this Agreement other than sections 9 and 10 hereof (relating to restrictive covenants and intellectual property) and his sole remedy shall be a right to receive from the Company, as liquidated damages, severance pay or both, the payments and benefits provided in paragraphs 7(a) through (and including) 7(e) below; provided that no provision of this section 7 is intended to curtail, reduce or otherwise affect adversely any rights Employee may have in respect of termination of employment under any compensation, incentive or employee benefit plan or any rights Employee may have under section 8 hereof to put shares to the Company. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this section 7 by seeking other employment or otherwise, nor shall any compensation earned by Employee in other employment or otherwise reduce the amount of any payment or benefit provided for in this section.

         (a) The Company shall pay Employee his Salary (as defined in paragraph 5(a) above) prorated through the date of termination;

         (b) The Company shall pay Employee any accrued but unpaid bonus award for Employee's services in the fiscal year preceding the date of termination, and a prorated bonus award for the fiscal year in which the date of termination occurs, such prorated bonus award to be determined by multiplying the "Target Bonus" as defined in paragraph 7(d) below by a fraction the numerator of which is the number of days in the calendar year of termination that precede the date of termination and the denominator of which is the number 365;





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         (c)     The Company shall pay Employee an amount equal to two times his Salary (as defined in paragraph 5(a) above), in 24 substantially equal monthly installments commencing on or before the tenth day after the date of termination and continuing at monthly intervals thereafter;

         (d) The Company shall pay Employee an amount equal to two times the "Target Bonus" as hereafter defined, in 24 substantially equal monthly installments commencing on or before the tenth day after the date of termination and continuing at monthly intervals thereafter. For purposes of this section 7, the "Target Bonus" shall mean fifty percent (50%) of Employee's Salary (as defined in paragraph 5(a) above);

         (e) The Company shall provide Employee, his dependents and beneficiaries with the medical insurance benefits and life insurance benefits which they would receive under paragraph 5(e) of this Agreement if the Term of Employment were to continue for two years after the date of termination and the compensation described in paragraphs 7(c) and (d) above were paid to him in the capacity of an employee (rather than a former employee); provided, however, that if and to the extent the Company determines that such benefits cannot be provided under the plans in question due to Internal Revenue Code or other restrictions, the Company shall provide tax-equivalent benefits through other means reasonably satisfactory to Employee, and, provided further, that if Employee obtains full time employment within two years after his date of termination, any benefits to be provided under this paragraph shall be reduced to the extent Employee receives benefits under comparable plans of the successor employer.

         8.      Employee's Put

         If a Compensable Termination (as defined in section 7 above) occurs before equity securities of the Company or a successor to the Company, or securities convertible into or exchangeable for such equity securities, are first sold to the public pursuant to a registration statement complying with section 5 of the Securities Act of 1933 as amended (an "Initial Public Offering"), or if the Term of Employment terminates before an Initial Public Offering by reason of Disability as provided in paragraph 6(b) above, then at any time within three months after the date on which such Compensable Termination (or termination by reason of Disability) occurs and before such an Initial Public Offering occurs Employee may elect to sell to the Company, and cause the Company to purchase from Employee, any or all shares of Company common stock (or successor securities) then beneficially owned by Employee, but in no event more than ten percent of the shares of Company common stock (or successor securities) then issued and outstanding. In the event such an election is timely made, the Company shall purchase from Employee the shares to which the election relates (but in no event more than ten percent of the shares of Company common stock (or successor securities) then issued and outstanding). It shall be a condition to the Company's obligation to purchase such shares that Employee give prior written notice (which shall be irrevocable) to the Company which shall set forth the number of shares to which the election relates and the date of such sale, which shall be not less than 90 nor more than 120 days after the date of the giving of the notice. In the event of any such sale, the amount which the Company shall pay Employee for the shares being sold shall be equal to the Fair Market Value of such shares on the date on
which the Compensable Termination or termination for Disability occurred.   The
Company shall pay Employee twenty-five percent (25%) of the purchase price (or such higher percentage thereof as the Company may in its sole discretion direct) on the sale date. Any balance of the purchase price shall be paid in three equal annual installments of principal, one of which shall be payable on each anniversary of the sale date through and including the third anniversary thereof; provided that the Company may elect to pre-pay any or all such installments (or any portion of any installment) at any time and without penalty. Any portion





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of the purchase price which is payable after the sale date pursuant to this section shall accrue interest at the lowest rate that will avoid imputation of interest under Federal income tax rules applicable to the sale. Any such accrued interest shall be paid with each installment of principal. Each payment to be made to Employee pursuant to this section shall be made by certified check or bank check drawn on a U.S. bank, payable to the order of Employee or his designee. For purposes of this section 8, Fair Market Value shall be determined by averaging the fair market value of a share of common stock without regard to any control premium, as determined by two independent appraisers, whose fees and expenses shall be paid by the Company and who shall be mutually selected by Employee and the Company. If Employee and the Company are able to mutually agree on only one appraiser, then the second appraiser shall be selected by the first. If Employee and the Company are unable to mutually agree on any appraiser within 20 days after Employee gives such notice, then the two appraisers shall be selected within 10 days thereafter by an arbitrator designated by the American Arbitration Association, whose fees and expenses shall be paid by the Company.

         9.      Restrictive Covenants

         (a) Employee covenants and agrees that during the 24 months following the termination of his employment with the Company for any reason (including, without limitation, a Compensable Termination, a termination that is not a Compensable Termination and a termination of employment following the expiration of the Term of this Agreement), he will not engage in "Competition" with the Company. For this purpose, "Competition" means --

                 (i) directly or indirectly, taking or contracting to take a management, advisory, operational, sales, employment or ownership position with, or control of, a business engaged in the development, formulation, testing, manufacturing, marketing, distribution or sale of pharmaceutical products (including, without limitation, generic drug products, whether prescription or otherwise) or services to the pharmaceutical industry; provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, standing alone, be deemed Competition for this purpose and, provided further, that this provision shall not restrict Employee from employment or other association with the ethical portion of a pharmaceutical company or a not-for-profit institution that is not developing generic pharmaceutical products;

                 (ii) soliciting any person or business who or which is a supplier, customer or client of the Company or any of its subsidiaries or affiliates, on behalf of a competitive business described in clause (i) above of this subparagraph 9(a), or inducing any such person or business to terminate, reduce or otherwise alter to the detriment of the Company, its subsidiaries or affiliates their business with the Company, its subsidiaries or affiliates; or

                 (iii) inducing or attempting to persuade any employee of the Company, its subsidiaries or affiliates to terminate his or her employment relationship, or offering employment to any employee of the Company, its subsidiaries or affiliates on behalf of any person or entity other than the Company, its subsidiaries or affiliates.

Employee further covenants and agrees that during such 24 months' period he will not otherwise act or conduct himself to the detriment of the Company, its subsidiaries or affiliates.





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         (b)     Employee agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an authorized officer of the Company or as necessary or appropriate for the performance of his duties hereunder, any confidential information obtained by him while in the employ of the Company, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies, trade secrets or other proprietary information of the Company, its subsidiaries or affiliates; provided, however, that this provision shall not preclude Employee from use or disclosure of information known generally to the public or from disclosure required by law or court order. Employee agrees that, in the event his employment with the Company terminates for any reason, he shall promptly return to the Company all property of the Company, its subsidiaries and affiliates in his possession or under his direct or indirect control, including without limitation any record, list, drawing, blueprint, specification, material, document, diary or compilation of data, whether printed, typed, handwritten, on diskette or on any other computer media, relating to its or their methods of distribution, testing, suppliers, customers, client relationships, marketing strategies, business plans or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

         (c) Employee recognizes and agrees that, by reason of his knowledge, experience, skill and abilities, his services are extraordinary and unique, that the breach or attempted breach of the restrictions set forth above in this section will result in immediate and irreparable injury for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those restrictions and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Company may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.

         (d) Employee agrees that the Company shall not be obligated to make any payments or provide any benefits pursuant to this Agreement if Employee shall, during the period in which such payments are being made or benefits provided, engage in Competition as defined above or otherwise act or conduct himself to the detriment of the Company, its subsidiaries or affiliates. The foregoing provisions of this subparagraph are in addition to and not by way of limitation of any other rights and remedies available to the Company.

         (e) Employee specifically and expressly represents and warrants that (i) he has reviewed and agreed to the restrictive covenants contained in this Agreement and their contemplated operation after receiving the advice of counsel of his choosing; (ii) he believes, after receiving such advice, that the restrictive covenants and their contemplated operation are fair and reasonable; (iii) he will not seek or attempt to seek to have the restrictive covenants declared invalid, and, after receiving the advice of counsel, expressly waives any right to do so; and (iv) if the full breadth of any restrictive covenant and/or its contemplated operation shall be held in any fashion to be too broad, such covenant or its contemplated operation, as the case may be, shall be interpreted in a manner as broadly in favor of the beneficiary of such covenant as is legally permissible. Employee recognizes and agrees that the restrictions on his activities contained in this section are required for the reasonable protection of the Company and its investments.





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         10.     Intellectual Property

         Employee agrees that all "Intellectual Property" which is or was at any time made or conceived by Employee, acting alone or in conjunction with others, during Employee's employment with the Company, is or shall be the property of the Company, free of any reserved or other rights of any kind on Employee's part. During the Term of Employment and thereafter Employee shall promptly make full disclosure of any such Intellectual Property to the Company and, at its cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of Employee's right and title, if any, to such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means any discovery, development, program, concept, idea, process or improvement, whether or not patentable, relating to the present or planned future activities, business, products or services of the Company, its subsidiaries or affiliates.

         11.     Successors; Binding Agreement

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall entitle Employee to compensation under section 7 above and to put shares to the Company pursuant to section 8 above, in the same amount and on the same terms as he would be entitled to hereunder if his employment were terminated by the Company other than for Disability or Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

         (b) As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers an agreement provided for in this section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (c) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to Employee's designated beneficiary or, if there be no such designated beneficiary, whether because none was designated or because none is alive or in existence at the time any amount becomes payable hereunder, to the legal representatives of Employee's estate.

         (d) Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by Employee or the beneficiaries of Employee or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of Employee, his beneficiaries or legal representatives; provided, however, that nothing in this paragraph shall preclude Employee from





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

designating a beneficiary to receive any benefit payable on his death, or the legal representatives of Employee from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

         12.     Agreement Binding

         This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs and legal representative(s), and the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company, as provided in section 11 hereof.

         13.     General

         (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof, including the employment agreement and the memorandum of understanding among the parties and James L. Waters dated October 27, 1992.

         (b) The Company recognizes that, within 90 days after the execution of this Agreement, Employee and GenerEst, Inc. ("GenerEst") intend to amend the Noncompetition Agreement dated November 25, 1994 between Employee and GenerEst to provide for the employment of Employee by GenerEst in a senior officer position at an annual salary of $100,000, with the opportunity to earn an annual bonus amounting to 50% of such salary if target bonus performance goals mutually agreed to by GenerEst and Employee are attained, or a higher amount (to be determined by the board of directors of GenerEst, excluding Employee) if such goals are exceeded, and with other terms and conditions to be determined by mutual agreement of GenerEst and Employee on a reasonable basis. The Company agrees that, if such Noncompetition Agreement is not so amended within 90 days after the execution of this Agreement (for any reason other than Employee's failure to use his reasonable best efforts to so amend such Noncompetition Agreement), Employee's annual Salary as defined above in paragraph 5(a) shall automatically and without further action by the parties hereto be increased, effective as of the date of this Agreement, by $100,000 for all purposes of this Agreement. The Company agrees to use its reasonable best efforts to cause GenerEst to so amend such Noncompetition Agreement and to cause Employee to be elected a senior officer of GenerEst, and agrees that, any provision of this Agreement to the contrary notwithstanding, neither the execution by Employee of such amended Noncompetition Agreement as aforesaid nor the performance by Employee of his obligations thereunder shall be deemed to constitute a breach of this Agreement in any way.

         (c) Any modification of this Agreement shall not be binding unless in writing and signed by the Company and Employee.

         (d) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement (such payments and benefits are collectively referred to as the "Payments"), when added to the benefits provided to, or for the benefit of, Employee under any other Company plan or agreement, would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or provided to Employee shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless Employee shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination (as hereinafter defined). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee's rights and entitlements to any benefits or compensation.

         (e)     Enforceability

         In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

         (f)     Notices

         All notices which may be necessary or proper for either the Company or Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to Employee at:

                 Frederick D. Sancilio, Ph. D.
                 7845 Masonboro Sound Road
                 Wilmington, NC  28409

                 with a copy to:

                 Frederick D. Sancilio, Ph. D.
                 Applied Analytical Industries, Inc.
                 5051 New Centre Drive
                 Wilmington, NC  28403

,and shall be sent in the manner described above to the Company at Applied Analytical Industries, Inc., 5051 New Centre Drive, Wilmington, NC 28403 Attn:
R. Forrest Waldon, Esq., or delivered by hand to its Secretary, and shall be deemed given when sent, provided that any Notice of Termination or notice given pursuant to section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or it is to receive notices hereunder.

         E.      Arbitration

         Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the County of New Hanover, State of North Carolina, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         1.      Governing Law

         This Agreement shall be governed by and enforceable in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its proper representative and Employee has hereunto set his hand as of the date first above written.

                                        APPLIED ANALYTICAL INDUSTRIES, INC.


                                        By:      /s/ R. Forrest Waldon
                                                 -------------------------------
[Seal]                                  Title:   Vice President and
                                                 General Counsel


Attest:

/s/ Albert N. Cavagnaro
- --------------------------------
Secretary


                                        EMPLOYEE


                                        /s/ Frederick D. Sancilio
                                        ----------------------------------
                                        Frederick D. Sancilio, Ph.D.